UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2017

Bay Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 737-7401

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       Compensatory Arrangements.

On April 14, 2017, Bay Bancorp, Inc. (the “Company”) and Bay Bank, FSB (the “Bank” and, together with the Company, the “Employer”) entered into an employment agreement with Joseph J. Thomas providing for his continued service as the President and Chief Executive Officer of the Company and the Bank (the “Agreement”).

The Agreement provides for an initial one-year term, with successive one-year renewal terms unless either party provides the other party with 90 days’ prior written notice of its intention to not renew the term of Agreement upon its normal expiration. The Agreement sets Mr. Thomas’ annual base salary level at $315,000, subject to periodic review, and provides that he will be eligible to participate in such equity compensation, bonus, incentive and other executive compensation programs as may be made available to senior management of the Employer from time to time. The employee benefits to be provided pursuant to the Agreement include a monthly automobile allowance, four weeks of paid vacation, a minimum of $315,000 in group term life insurance coverage and such other employee benefits as may be made available from time to time to similarly-situated executive officers of the Employer.

The Agreement provides that, upon the termination of Mr. Thomas’ employment for any reason, he will be entitled to receive all unpaid compensation and benefits that have accrued through the date of termination. If, during a term, his employment is terminated because of his death or disability, then the Agreement provides that Mr. Thomas will be entitled to also receive the cash value of any unused vacation and the pro-rated portion of the cash-based performance bonus that he would have earned for the year in which the termination occurs had his employment not ended. If, during a term, Mr. Thomas is terminated without “Cause” (as defined in the Agreement) or if Mr. Thomas terminates his employment for “Good Reason” (as defined in the Agreement), then (i) he will receive the cash value of any unused vacation, (ii) he will receive, as severance, continued base salary at his then-current rate for 12 months following termination, (iii) he will have the right to continue his participation in the Employer’s health, dental and life insurance benefit plans during the period that the severance is paid, the costs of which will be paid by the Bank, and (iv) any unvested equity awards that he holds will immediately vest and become payable or exercisable pursuant to their terms. If, however, a termination without “Cause” or for “Good Reason” occurs within three months before or 12 months after (the “Protection Period”) a “Change in Control” (as defined in the Agreement), or if Mr. Thomas’ employment ends during the Protection Period because the Employer has elected not to renew the term of the Agreement upon its normal expiration, then, in lieu of the severance and benefits described in items (ii) and (iii) above, respectively (but in addition to the benefits described in items (i) and (iv) above), Mr. Thomas will be entitled to a lump sum change-in-control severance payment equal to 2.0 times his then-current base salary rate and he will have the right to continue his participation in the Employer’s health, dental and life insurance benefit plans for a period of 12 months, the costs of which will be paid by the Bank. The Agreement provides that if the Employer determines that the aggregate present value of that portion of this change in control severance payment that is considered “Contingent Payments” (as defined in the Agreement) and all other “Contingent Payments” payable to Mr. Thomas exceeds 2.99 times his “Base Amount” (as defined in the Agreement), such that the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, would otherwise be triggered, then the change in control severance payment will be reduced to the extent necessary to avoid the imposition of that excise tax. If Mr. Thomas’ employment ends because the Employer has elected not to renew the term of Agreement upon its normal expiration and that termination does not occur during the Protection Period, then Mr. Thomas will be entitled to receive continued base salary payments for three months following the date of termination. Except for the accrued but unpaid compensation and benefits payable in the case of any termination, the cash value of unused vacation payable in the event of Mr. Thomas’ death or disability and the pro-rated bonus payable upon Mr. Thomas’ death, the payment of all the foregoing amounts is conditioned upon Mr. Thomas’ execution, delivery and non-revocation of a Separation Agreement in substantially the form attached to the Agreement and, in certain cases, his compliance with certain notice and other requirements.

The Agreement provides that, for 12 months following the termination of his employment for any reason, Mr. Thomas may not, directly or indirectly, (i) compete with the Bank or its affiliates from or at any place in the State of Maryland that is located within 60 miles of his most-recently designated employment location at the Employer, (ii) solicit the Employer’s business relationships, or (iii) solicit, engage or hire any of the Employer’s independent contractors or employees. In addition to the foregoing, the Agreement contains representations and warranties by Mr. Thomas, covenants regarding confidentiality of Employer information and the return of Employer property upon termination, and other provisions that are customary for this type of employment agreement.

The foregoing discussion of the Agreement is intended only as a summary of the Agreement’s material terms and is qualified in its entirety by the text of the Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: April 14, 2017	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 14, 2017, among Joseph J. Thomas, Bay Bank, FSB and Bay Bancorp, Inc. (filed herewith).